EXHIBIT A
                                                                    FORM OF NOTE



                                                     EXHIBIT A to Note Indenture

                                  FORM OF NOTE
                                 (Face of Note)

                                 TELETRAC, INC.

                                9% Note Due 2004


No.________                                                         $___________

TELETRAC, INC., a Delaware corporation (the "Company", which term includes any successor corporation or corporations under the Indenture hereinafter referred
to), promises to pay to___________ or registered assigns the principal sum of Dollars ($__________) on ___________________, 2004.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1


          Reference is made to the further provisions of this Note set forth on the reverse side hereof, which provisions shall for all purposes have the same effect as if set forth at this place.




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          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:                                           TELETRAC, INC.


                                           By:______________________________
Attest:


_________________________
Secretary

Certificate of Authentication:

This is one of the 9% Notes Due 2004 referred to in the within-mentioned Indenture.

[NORWEST BANK MINNESOTA,
 NATIONAL ASSOCIATION]


By:________________________________
         Authorized Officer



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                                 TELETRAC, INC.

                                9% NOTE DUE 2004


          1. INTEREST. TELETRAC, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note until the principal hereof is paid or made available for payment in accordance with the terms of the Indenture (as defined below) at the rate per annum shown above or at such greater rate PER ANNUM as is specified below in Section 2. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, commencing [March 15, 2000] (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date after ______________, 1999 through which interest has been paid or, if no interest has been paid, from ____________, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company will pay interest on overdue principal at the same rate PER ANNUM borne by the Notes, and shall pay interest on overdue installments of interest (without regard to grace periods) at the same rate to the extent lawful. On each Interest Payment Date, accrued interest on this Note will be paid in arrears.

          2. METHOD OF PAYMENT; DEFERRED INTEREST. (a) The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the March 1 or September 1, as the case may be, next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and, subject to the provisions of Section 2(b) hereof, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and (except for interest payable in Deferred Interest Notes as hereinafter provided) interest by its check payable in such money. The Company may mail an interest check or such Deferred Interest Notes to a Holder's registered address.

          (b) As and to the extent provided in Section 2.15 of the Indenture, the Company may elect (a "Deferred Interest Election") to satisfy, in whole or in part, its obligation to pay interest on this Note on each of the ten Interest Payment Dates (collectively the "Deferred Interest Payment Dates") commencing March 15, 2000, as contemplated by the Indenture and ending __________, 2004 by the issuance of its 12% Deferred Interest Notes due 2004 ("Deferred Interest Notes") in a principal amount equal to 6% of the principal amount of the Note or Notes held by such Noteholder on such Interest Payment Date. The Deferred Interest Note issued pursuant to the Deferred Interest Election shall bear interest at a rate of 12% per annum.

          3. PAYING AGENT AND REGISTRAR. Initially, [Norwest Bank Minnesota, National Association] (the "Trustee") will act as Registrar and Paying Agent. The Company may change any Paying Agent, Registrar or co-Registrar without


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notice, except as specified in the Indenture. Neither the Company nor any of its
Affiliates may act as Paying Agent, Registrar or co-Registrar.

          4. INDENTURE. This Note is one of the Notes (the "Notes") issued under an Indenture dated as of ______________, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and from and after the date of the qualification of the Indenture under the TIA, those made part of the Indenture by reference to the TIA as in effect on the date of the Indenture and the date on which the Indenture is qualified under the TIA. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company limited to $15,000,000 principal amount (except for Notes issued in substitution for mutilated, destroyed, lost or stolen Notes) and designated as the 9% Notes due 2004. Terms used in this Note which are defined in the Indenture and not otherwise defined herein have the meanings assigned to them in the Indenture.

          5. OPTIONAL REDEMPTION. The Company may optionally redeem the Notes at any time, as a whole or from time to time in part, at a redemption price of 100% of the principal amount thereof, together with interest accrued thereon to the redemption date.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. The selection of Notes for any redemption will be made by the Trustee pursuant to the Indenture. On and after the redemption date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions of them called for redemption and for which funds have been delivered to the Trustee or the Paying Agent.

          7. SUBORDINATION. The Notes are subordinated to in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Any Holder of a Note by accepting this Note agrees to the subordination and authorizes the Trustee to give it effect.

          8. TRANSFER, EXCHANGE. The Notes are in registered form without coupons. A Holder of a Note may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder of a Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees permitted by the Indenture. The Registrar need not transfer or exchange any Note or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes.



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          10. UNCLAIMED MONEY, ETC. If money or Deferred Interest Notes for the payment of principal of or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent will deliver such money or Deferred Interest Notes back to the Company at its request. After such delivery, Holders of Notes entitled to such money or Deferred Interest Notes must look to the Company for payment unless applicable law designates another Person.

          11. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions requiring the consent of each Holder of a Note to be affected, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Notes, and any past default or compliance with certain provisions may be waived with the consent of the holders of a majority in principal amount of the outstanding Notes. Without the consent of any Holder of a Note, the Company may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of obligations to Holders of Notes upon certain mergers and consolidations, to provide for uncertificated Notes in addition to certificated Notes, to comply with the requirements of the TIA, to add additional covenants of the Company, to surrender rights of the Company or to make any change that does not adversely affect the rights of any Holder of a Note.

          12. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, and upon the satisfaction of certain other conditions provided in the Indenture, the predecessor corporation will be released from those obligations.

          13. DEFAULTS AND REMEDIES. Events of Default under the Indenture are defined in Section 6.01 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 33 1/3% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file quarterly reports with the Trustee as to the absence or existence of defaults.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to (including loans which constitute Senior Indebtedness), accept deposits from, and perform services for the Company or any Affiliates of the Company, and may otherwise deal with the Company or any Affiliates of the Company, as if it were not the Trustee.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim


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based on, in respect of or by reason of, such obligations or their creation.
Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Teletrac, Inc.
                  3220 Executive Ridge, Suite 100
                  Vista, CA 92083
                  Attention: General Counsel




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                                 ASSIGNMENT FORM


Assignment of this Note requires completion of the form below and obtaining of a signature guarantee.


I or we assign and transfer this Note to_________________________
________________________________________________________________________________

              (Insert assignee's social security or TAX ID number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

              (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________
                                                       (Agent)

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________          Your signature:______________________________
                                         (Sign exactly as your name appears on
                                          the other side of this Note)


Signature Guarantee:_____________________________________________

IMPORTANT NOTICE: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Agent," this Note becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed Note, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed Note to your bank or broker, fill in the name of the bank or broker in the "Agent" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "power of attorney" form and then mail the unsigned Note and the signed "power of attorney" in separate envelopes. For added protection, use certified or registered mail for a Note.



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